EXHIBIT 23.a

CONSENT OF INDEPENDENT AUDITORS

The Board of Directors Skyworks Solutions, Inc.:

We hereby consent to incorporation by reference in the registration statements of Alpha Industries, Inc. on Form S-8 (No. 033-63541, No. 033-63543, No. 333-71013, No. 333-71015, No. 333-48394, No. 333-38832, No. 333-63818, No. 333-85024 and No. 333-91524) and in the registration statements of Skyworks Solutions, Inc. on Form S-8 (No. 333-91758, No. 333-100312 and No. 333-100313) and Form S-3 (No. 333-99015, No. 333-92394, No. 333-102157, No. 333-102508, No. 333-103073 and No. 333-107846) of our report dated November 12, 2003, except for the third paragraph of Note 14, as to which the date is December 4, 2003, with respect to the consolidated balance sheets of Skyworks Solutions, Inc. as of September 30, 2003 and 2002, and the related consolidated statements of operations, stockholders’ equity and cash flows for each of the years then ended, and the related financial statement schedule, which report appears in the 2003 annual report on Form 10-K of Skyworks Solutions, Inc.

/s/ KPMG LLP

KPMG LLP
Boston, Massachusetts
December 22, 2003